Exhibit 3.3
BYLAWS

OF

TYLER TECHNOLOGIES, INC.
(as of May 16, 2022)

ARTICLE I
OFFICES

    Section 1. Registered Office. The registered office of the corporation shall be in the City of Wilmington, County of New Castle, State of Delaware or at the office of the person or entity then acting as the corporation’s registered agent in the State of Delaware. The registered office and/or agent may be changed from time to time by resolution of the Board of Directors.

    Section 2. Other Offices. The corporation may also have other offices at such other places as the Board of Directors may from time to time determine or the business of the corporation may require.

ARTICLE II
MEETINGS OF STOCKHOLDERS

    Section 1. Annual Meetings. The annual meeting of stockholders for the election of directors and the conduct of such other business as may properly come before the meeting in accordance with these Bylaws shall be held at such time and place as the Board of Directors designates and as stated in the notice of the meeting.

    Section 2. Special Meetings.

(a)Except as otherwise required by law, the certificate of incorporation of the corporation (the “Certificate of Incorporation”) and subject to the rights of the holders of any series of Preferred Stock, special meetings of the stockholders of the Corporation shall be called only by: (a) the Chief Executive Officer or by the Board of Directors pursuant to a resolution approved by a majority of the entire Board of Directors; or (b) the Secretary of the Corporation, pursuant to the terms of these Bylaws and the Certificate of Incorporation, following receipt of one or more written requests to call a special meeting (a “Special Meeting Request”) of the stockholders from stockholders of record who own, in the aggregate, at least twenty percent (20%) of the voting power of the outstanding shares of the Corporation (the “Special Meeting Requisite Percentage”) then entitled to vote on the matter or matters to be brought before the proposed special meeting who have complied in full with the requirements set forth in these Bylaws.

(b)No stockholder may submit a Special Meeting Request unless a stockholder of record has first submitted a request in writing that the Board of Directors fix a record date (a “Meeting Request Record Date”) for the purpose of determining stockholders entitled to submit a Special Meeting Request, which request shall be in proper form and delivered to the Secretary at the principal executive offices of the corporation. To be in proper form, such request shall (i) bear the signature and the date of signature by the stockholder of record submitting such request and (ii) include all information required to be set forth in a notice under paragraph (c) of Article III, Section 4, in connection with the nomination of directors, and paragraph (b) of Article II, Section 7, in connection with the any other matters. Within ten (10) days after the corporation receives a request to fix a Meeting Request Record Date in compliance with this Article II, Section 2, the Board of Directors shall adopt a resolution fixing a Meeting Request Record Date for the purpose of determining the stockholders entitled to submit a Special Meeting Request, which date shall not precede the date upon which the resolution fixing the Meeting Request Record Date is adopted by the Board of Directors. Notwithstanding anything to the contrary in this Article II, Section 2, no Meeting Request Record Date shall be fixed if the Board of Directors determines that any Special Meeting Request that would be submitted following such Meeting Request Record Date could not comply with the requirements set forth in this Article II, Section 2.

(c)Any such Special Meeting Request shall be delivered to, or mailed and received by, the Secretary at the principal executive offices of the corporation not later than sixty (60) days after the Meeting Request Record Date. A Special Meeting Request shall be signed and dated by each stockholder of record (or a duly authorized agent of such stockholder) requesting the special meeting, shall comply with this Article II, Section 2 and Article III, Section 4, in connection with nominations of persons for election to the Board of Directors, or Article II, Section 7, in connection with any other business to be presented to stockholders, as applicable, and shall include: (a) a statement of the specific purpose or purposes of the special meeting, (b) all information set forth for a notice under Article III, Section 4 or Article II, Section 7, as the case may be, (c) an acknowledgement by the stockholder of record making the Special Meeting Request and any Stockholder Associated Person (as defined below) (collectively, the “Meeting Requesting Stockholders”) that a disposition of shares of the corporation’s capital stock owned of record or beneficially as of the date on which the Special Meeting Request in respect of such shares is delivered to the Secretary that is made at any time prior to the special meeting shall constitute a revocation of such Special Meeting Request with respect to such disposed shares, and (d) documentary evidence that the Meeting Requesting Stockholders own the Special Meeting Requisite Percentage as of the date of such Special Meeting Request; provided, however, that if any stockholder of record making the Special Meeting Request is not the beneficial owner of the shares representing the Special Meeting Requisite Percentage, then to be valid, the Special Meeting Request must also include documentary evidence that the beneficial owners on whose behalf the Special Meeting Request is made beneficially own the Special Meeting Requisite Percentage as of the date on which such Special Meeting Request is delivered to the Secretary. In addition, the Meeting Requesting Stockholders shall promptly provide any other information reasonably requested by the corporation in connection with the Special Meeting Request.

(d)Notwithstanding the foregoing provisions of this Article II, Section 2, the Board of Directors shall not set a Meeting Request Record Date and a special meeting requested by stockholders shall not be held if (a) the request for a Meeting Request Record Date or the Special Meeting Request does not comply with this Article II, Section 2, (b) the request for a Meeting Request Record Date or the Special Meeting Request relates to an item of business that is not a proper subject for stockholder action under applicable law, (c) the Special Meeting Request includes an item of business that did not appear in the written request for the Meeting Request Record Date, (d) the request for a Meeting Request Record Date or the Special Meeting Request is received by the corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (e) an annual or special meeting of stockholders that included an identical or substantially similar item of business (“Similar Business”) was held not more than one hundred twenty (120) days before the request for a Meeting Request Record Date or a Special Meeting Request was received by the Secretary, (f) the Board of Directors has called or calls for an annual or special meeting of stockholders to be held within ninety (90) days after the request for a Meeting Request Record Date or the Special Meeting Request is received by the Secretary and the business to be conducted at such meeting includes the Similar Business, or (g) the request for a Meeting Request Record Date or the Special Meeting Request was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Article II, Section 2, the nomination, election or removal of directors shall be deemed to be Similar Business with respect to all items of business involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this Article II, Section 2 have been satisfied.

(e)In determining whether a Special Meeting Request has been made by the record holders of shares representing in the aggregate at least the Special Meeting Requisite Percentage, multiple Special Meeting Requests delivered to the Secretary will be considered together only if (a) each Special Meeting Request identifies the same purpose or purposes of the special meeting and the same matters proposed to be acted on at the special meeting (in each case as determined in good faith by the Board of Directors), and (b) such Special Meeting Requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated Special Meeting Request. A Meeting Requesting Stockholder may revoke a Special Meeting Request at any time by written revocation delivered to the Secretary and if, following such revocation, there are outstanding requests from Meeting Requesting Stockholders that have not been revoked holding less than the Special Meeting Requisite Percentage, the Board of Directors may, in its discretion, cancel the special meeting. If none of the Meeting Requesting Stockholders appears or sends a duly authorized agent to present the business to be presented for consideration that was specified in the Special Meeting Request, the corporation need not present such business for a vote at such special meeting.

    Section 3. Notice. Written notice of an annual or special meeting, stating the place, date, and hour of the meeting and the purpose(s) for which the meeting is called, shall be given to each stockholder of record entitled to vote at such meeting not less than ten (10) nor more than sixty (60) days before the meeting. All such notices shall be deemed delivered, either: (a) personally; (b) by mail, and if mailed, such notice shall be deemed to be delivered when deposited in the United States mail, postage prepaid, addressed to the stockholder at his, her, or its address as the same appears on the records of the corporation; or (c) by a form of electronic transmission, including electronic mail, in the manner provided in and to the extent permitted by the General Corporation Law of the State of Delaware (the “Delaware General Corporation Law”). Any previously scheduled annual meeting of the stockholders may be postponed, and any previously scheduled special meeting of the stockholders may be postponed or cancelled, by resolution of the Board of Directors upon public notice given prior to the time previously scheduled for such meeting of stockholders.

The Board of Directors, acting in its sole discretion, may determine that any meeting of stockholders will not be held at any place but will be held solely by means of remote communication, and may establish guidelines and procedures in accordance with applicable provisions of the Delaware General Corporation Law and any other applicable law or regulation for stockholder and proxyholder participation in a stockholder meeting by means of remote communication.

Section 4. Quorum. The holders of stock having a majority of the voting power of the stock entitled to vote, present in person or represented by proxy, shall constitute a quorum at all meetings of the stockholders. If a quorum is not present, the chairman of the meeting or the holders of a majority of the voting shares present in person or represented by proxy at the meeting and entitled to vote at the meeting may adjourn the meeting to another time and/or place from time to time. When a quorum is once present to commence a meeting of stockholders, it shall not be broken by the subsequent withdrawal of the stockholders or their proxies.

Section 5. Adjourned Meetings. When a meeting is adjourned to another time and place, notice need not be given of the adjourned meeting if the time and place thereof are announced at the meeting at which the adjournment is taken. At any such adjourned meeting at which a quorum shall be present or represented, the corporation may transact any business which might have been transacted at the original meeting. Notwithstanding the foregoing, if the adjournment is for more than thirty (30) days or, if after the adjournment a new record date is fixed for the adjourned meeting, a notice of the adjourned meeting shall be given as provided in these Bylaws.

Section 6. Order of Business. The order of business at any meeting of stockholders shall be determined by the Chairman of the Board.

Section 7. New Business at Annual Meetings.

(a)    At an annual meeting of stockholders, only such new business shall be conducted, and only such proposals shall be acted upon, as shall have been properly brought before the annual meeting. For any new business proposed by the Board of Directors to be properly brought before the annual meeting, such new business shall be approved by the Board of Directors and all business so approved shall be considered at the annual meeting.

(b)    Any stockholder may make any other proposal at the annual meeting, but unless properly brought before the annual meeting, such proposal shall not be acted upon at the annual meeting. For a proposal to be properly brought before an annual meeting by a stockholder (other than the nominations of persons to be elected to the Board of Directors), it must constitute a proper matter for stockholder action and the stockholder must have given proper and timely notice thereof. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by the Secretary at the principal executive offices of the corporation not earlier than 5:00PM Central Time on the one hundred and twentieth (120th) day nor later than 5:00PM Central Time on the ninetieth (90th) day (provided that if such ninetieth (90th) day occurs on a date that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date, or if no annual meeting of stockholders was held in the preceding year, then to be timely such notice must be received at the principal executive offices of the corporation no earlier than 5:00PM Central Time on the one hundred twentieth (120th) day prior to such annual meeting and no later than 5:00PM Central Time on the later of (x) the ninetieth (90th) day prior to such annual meeting of stockholders or (y) the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the corporation (provided that if such ninetieth (90th) day or tenth (10th) day, as applicable, occurs on a date that that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open). In no event shall the adjournment, recess or postponement of an annual meeting of stockholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A stockholder’s notice required pursuant to this Article II, Section 7 shall set forth with respect to the stockholder giving notice:

(i)the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal;

(ii)the class and number of shares of stock that are held of record, beneficially owned, and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been publicly made available) by the stockholder, the dates such shares were acquired and the investment intent of such acquisition;

(iii)the name of each nominee holder for securities of the corporation owned beneficially but not of record by such person, and any pledge by such person for any of such securities;

(iv)a complete and accurate description of any agreement, arrangement or understanding, written or oral, (I) between or among such stockholder and any Stockholder Associated Person or (II) between or among such stockholder, any of the Stockholder Associated Persons and any other person or entity (including their names), in each case in connection with the other business, including, without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has the right to vote any shares of capital stock of the corporation, (y) that the stockholder or any of the Stockholder Associated Persons may have reached with any stockholder of the corporation (including the name of such stockholder) with respect to how such stockholder will vote its shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of any such nomination or other business, or other action to be taken by such stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D in connection with such nomination or other business that would be filed pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule

13D is applicable to such stockholder ,any Stockholder Associated Person or any other person or entity);

(v)a description of any agreement, arrangement or understanding, written or oral, including any derivative or short positions, profit interests, options, warrants, convertible securities, stock appreciation or similar rights, hedging transactions and borrowed or loaned shares or similar rights with an exercise or conversion privilege or a settlement payment or mechanism at a price related to any class or series of capital stock of the corporation or with a value derived in whole or in part from the value of any class or series of capital stock of the corporation (a “Derivative Instrument”), that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, Stockholder Associated Person or any such nominee with respect to the corporation’s securities and any other information about such Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, if such Derivative Instruments were treated the same as securities of the corporation under such requirements;

(vi)any rights to dividends on the shares of the capital stock of the corporation owned beneficially by such person;

(vii)any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(viii)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of securities of the corporation where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(ix)a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person may be entitled as a result of any increase or decrease in the value of shares of the capital stock of the corporation or any Derivative Instruments;

(x)the investment strategy or objective, if any, of such stockholder giving notice and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(xi)a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such person is a party or participant involving the corporation or any publicly-disclosed officer, affiliate or associate of the corporation;

(xii)whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of the capital stock of the corporation, without regard to whether such transaction is required to be reported on a Schedule 13D under the Exchange Act;

(xiii)any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for such business, or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder;

(xiv)a representation that the stockholder giving notice is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such nomination or business at the meeting, the corporation need not present such nomination or business for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and

(xv)a representation as to whether such stockholder giving notice or any Stockholder Associated Person intends to, or is part of a group that intends to, (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to approve or adopt the proposal and/or (B) otherwise to solicit proxies from stockholders in support of such proposal.

(c)    A proposal by stockholders of other business to be conducted at a special meeting of stockholders may be made only in accordance with Article II, Section 2.

(d)    A stockholder giving notice of any business to be considered at a meeting of stockholders shall further update in writing any notice provided pursuant to Article II, Section 2 and this Article II, Section 7, as applicable, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for determining the stockholders entitled to receive notice of the meeting and (ii) as of the date that is ten (10) days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be received by the Secretary at the principal executive offices of the corporation (x) not later than five (5) days after the record date for determining the stockholders entitled to receive notice of such meeting.

(e)    If any information submitted pursuant to Article II, Section 2 or this Article II, Section 7 is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any such information within two (2) days of becoming aware of such inaccuracy or change. Upon written request by the Secretary or the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder and (ii) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or business before the meeting or by written consent) submitted by the stockholder as of an earlier date. If the stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with Article II, Section 2 and Article II, Section 7, as applicable.

(f)    For purposes of this Article II, Section 7, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(g)    Without limiting the foregoing provisions of Article II, Section 2 and this Article II, Section 7, as the case may be, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in Article II, Section 2 and Article II, Section 7, as the case may be. Notwithstanding anything to the contrary herein, nothing in this Article II, Section 7 or Article II, Section 2, as the case may be, is intended to and shall be deemed to affect any rights of stockholders to submit a proposal to the corporation in compliance with Rule 14a-8 promulgated under the Exchange Act for inclusion in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders.

(h)    The Board of Directors may reject any stockholder proposal not made strictly in accordance with these Bylaws. Alternatively, if the Board of Directors fails to consider the validity of any stockholder proposal, the presiding officer of the annual meeting or special meeting shall, if the facts warrant, determine and declare at the annual meeting that the stockholder proposal was not made in strict accordance with these Bylaws and, if he or she should so determine, he or she shall so declare at the annual meeting or special meeting, and any such business or proposal not properly brought before the annual meeting shall not be acted upon at the annual meeting. This provision shall not prevent the consideration and approval or disapproval at the annual meeting of reports of officers, directors, and committees of the Board of Directors, but, in connection with such reports, no new business shall be acted upon at such annual meeting unless in compliance with these Bylaws.

Section 8.  Stock Records. It shall be the duty of the Secretary or other officer of the corporation who shall have charge of its stock ledger, either directly or through another officer of the corporation designated by him or her, or through a transfer agent appointed by the Board of Directors, to prepare and make, at least ten (10) days before every meeting of the stockholders, a complete list of the stockholders of record entitled to vote thereat, arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Such list shall be open to the examination by any stockholder, for any purpose germane to the meeting, during ordinary business hours, for a period of at least ten (10) days before said meeting, either at a place within the city where said meeting is to be held, which place shall be specified in the notice of said meeting, or, if not so specified, at the place where the meeting is to be held. The stock ledger shall constitute the only evidence as to who are the stockholders entitled to examine the stock ledger, such list, or the books of the corporation, or to vote in person or by proxy at any meeting of stockholders.

ARTICLE IIA
VOTING AT MEETINGS OF STOCKHOLDERS

Section 1.  Voting Rights. Except as otherwise provided by the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, every stockholder shall at every meeting of the stockholders be entitled to one vote in person or by proxy for each share of common stock held by such stockholder on the applicable record date as provided in these Bylaws. Shares of its own stock belonging to the corporation shall not be entitled to vote.

Section 2.  Proxies. Each stockholder entitled to vote at a meeting of stockholders may authorize another person(s) to act for him or her by proxy, but no such proxy shall be voted or acted upon after three (3) years from its date, unless the proxy specifically provides for a longer period. Each proxy shall be in writing executed by the stockholder giving the proxy or by his or her duly authorized attorney. Each proxy shall be revocable, unless expressly provided therein to be irrevocable or unless otherwise made irrevocable by law. At each meeting of the stockholders, and before any voting commences, all proxies shall be submitted to and examined by the Secretary or a person designated by the Secretary of the corporation or the secretary of the meeting, and no shares may be represented or voted under a proxy that has been found to be invalid or irregular.

Section 3.  Voting by Stockholders on Matters Other Than the Election of Directors. With respect to any matters as to which no other voting requirement is specified by the Delaware General Corporation Law, the Certificate of Incorporation, or these Bylaws, the affirmative vote required for stockholder action shall be that of a majority of the shares present in person or represented by proxy (as counted for purposes of determining the existence of a quorum) and entitled to vote at a meeting of stockholders at which a quorum is present.

Section 4.  Voting by Stockholders in the Election of Directors. Each director to be elected by the stockholders shall be elected by a majority of the votes cast at any meeting held for the purpose of the election of directors at which a quorum is present, subject to the following provisions:

(a)     Resignation of Incumbent Director Who Fails to Receive a Majority Vote: In any non-contested election of directors, any director nominee who is an incumbent director who receives a greater number of votes “withheld” from his or her election (or “against” or “no” votes) than votes “for” such election shall immediately tender his or her resignation to the Board of Directors, which resignation shall be irrevocable. Thereafter, the Board of Directors shall decide, through a process managed by the Nominating and Governance Committee (and excluding the nominee in question from all Board of Directors and Committee deliberations), whether to accept such resignation within ninety (90) days of the date of such resignation. Absent a “compelling reason” for the director to remain on the Board of Directors (as determined by the Board of Directors), the Board of Directors shall accept the resignation from the director. To the extent that the Board of Directors determines that there is a “compelling reason” for the director to remain on the Board of Directors and does not accept the resignation, the Board of Directors’ explanation of its decision shall be disclosed promptly in a Current Report on Form 8-K filed with the SEC.

(b)    Definition of “Compelling Reason”: For purposes of this Article IIA, Section 4, a “compelling reason” shall be determined by the Board of Directors (excluding the nominee in question from all Board of Directors and Committee deliberations) and could include, by way of example and without limitation, situations in which a director nominee was the target of a “vote no” or “withhold” campaign on what the Board of Directors believes to be an illegitimate or inappropriate basis or if the resignation would cause the corporation to be in violation of its constituent documents or regulatory requirements.

(c)     Consequences of the Board of Directors’ Acceptance or Non-Acceptance of a Director’s Resignation: If such incumbent director’s resignation is accepted by the Board of Directors, then such director shall immediately cease to be a member of the Board of Directors upon the date of action taken by the Board of Directors to accept such resignation. If the incumbent director’s resignation is not accepted by the Board of Directors, such director will continue to serve until the next annual meeting, or until his or her subsequent resignation.

(d)     Failure of a Non-Incumbent Director to Win Election: If any nominee for director who is not an incumbent fails in a non-contested election to receive a majority vote for his or her election at any meeting for the purpose of the election of directors at which a quorum is present, such candidate shall not be elected and shall not take office.

(e)     Filling Vacancies: If an incumbent director’s resignation is accepted by the Board of Directors pursuant to this Article IIA, Section 4, or if a non-incumbent nominee for director is not elected, the Board of Directors may fill any resulting vacancy or may decrease the size of the Board of Directors pursuant to the provisions of these Bylaws.

(f)    Majority Vote Defined: For purposes of this Article IIA, Section 4, a majority of votes cast shall mean that the number of shares voted “for” a director’s election exceeds fifty percent (50%) of the total number of votes cast with respect to that director’s election. Votes “cast” shall include votes to withhold authority and votes “against” and “no” votes, but shall exclude abstentions with respect to a director’s election or with respect to the election of directors in general.

(g)     Vote Standard in Contested Elections: Notwithstanding anything to the contrary contained in this Article IIA, Section 4, in the event of a contested election, directors shall be elected by the vote of a plurality of the votes cast at any meeting for the election of directors at which a quorum is present. For purposes of this Bylaw, a contested election shall mean any election of directors in which the number of candidates for election as directors exceeds the number of directors to be elected, with the determination thereof being made by the Secretary: (i) as of the close of the applicable notice of nomination period set forth in Article III, Section 4, based on whether one or more notice(s) of nomination were timely filed in accordance with these Bylaws; or (ii) if later, reasonably promptly following the determination by any court or other tribunal of competent jurisdiction that one or more notice(s) of nomination were timely filed in accordance with these Bylaws; provided, however, that the determination that an election is a contested election by the Secretary pursuant to clause (i) or (ii) shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity. If, prior to the time the corporation mails its initial proxy statement in connection with such election of directors, one or more notices of nomination are withdrawn (or declared invalid or untimely by any court or other tribunal of competent jurisdiction) such that the number of candidates for election as director no longer exceeds the number of directors to be elected, the election shall not be considered a contested election; in all other cases, once an election is determined to be a contested election, directors shall be elected by the vote of a plurality of the votes cast.

Section 5. Inspector of Votes. The chairman of the meeting may appoint up to two (2) inspectors of votes to act at each meeting of stockholders, unless the Board of Directors previously made such appointments. Each inspector of votes shall first subscribe an oath or affirmation faithfully to execute the duties of an inspector of votes at a meeting with strict impartiality and according to the best of his or her ability. Such inspector of votes, if any, shall take charge of the ballots, if any, at the meeting, and after the balloting on any question, shall count the ballots cast and shall make a report to the secretary of the meeting of the results. An inspector of ballots need not be a stockholder of the corporation, and any officer of the corporation may be an inspector of votes on any question other than a vote for or against his or her election to any position with the corporation or on any other question in which he or she may be directly interested.

Section 6. Action by Written Consent

(a)Except as otherwise required by law, the Certificate of Incorporation, and subject to the rights of the holders of any series of Preferred Stock, any action required or permitted to be taken by stockholders at any annual or special meeting of stockholders may effected by a consent in writing by stockholders as provided by, and subject to the limitations in, the Certificate of Incorporation and this Article II, Section 6.

(b)A request by a stockholder for a record date in accordance with Article Eighth, Section 3 of the Certificate of Incorporation (a “Written Consent Record Date Request”) must be delivered to the Secretary at the principal executive offices of the corporation in proper form by the holders of record of at least twenty percent (20%) (the “Written Consent Requisite Percentage”) of the voting power of the outstanding capital stock of the corporation entitled to express consent on the relevant action presented in such Written Consent Record Date Request. To be in proper form, such Written Consent Record Date Request must describe the action that the stockholder proposes to take by consent (the “Action”) and must contain (i) the text of the proposal (including the text of any resolutions to be effected by consent), (ii) include all information required to be set forth in a notice under paragraph (c) of Article III, Section 4, in connection with the nomination of directors and paragraph (b) of Article II, Section 7, in connection with the any other matters, to the extent applicable, as though the stockholders making the Written Consent Record Date Request were making a Special Meeting Request in furtherance of the Action, (iii) an acknowledgment by the stockholders making the Written Consent Record

Date Request and Stockholder Associated Persons, if any, on whose behalf the Written Consent Record Date Request is being made that a disposition of shares of the corporation’s capital stock, owned of record or beneficially as of the date on which the Written Consent Record Date Request in respect of such shares is delivered to the Secretary, that is made at any time prior to the delivery of the first written consent with respect to the Action shall constitute a revocation of such Written Consent Record Date Request with respect to such disposed shares, (iv) a statement that the stockholder intends to solicit consents in accordance with Regulation 14A of the Exchange Act, without reliance on the exemption contained in Rule 14a-2(b)(2) of the Exchange Act, and (v) documentary evidence that the stockholders making the Written Consent Record Date Request own the Written Consent Requisite Percentage as of the date that the Written Consent Record Date Request is delivered to the Secretary; provided, however, that if the stockholders making the Written Consent Record Date Request are not the beneficial owners of the shares representing the Written Consent Requisite Percentage, then to be valid, the Written Consent Record Date Request must also include documentary evidence that the beneficial owners on whose behalf the request is made beneficially own the Requisite Percentage as of the date on which such Written Consent Record Date Request is delivered to the Secretary. In addition, the requesting stockholders and Stockholder Associated Persons, if any, on whose behalf the request is being made shall promptly provide any other information reasonably requested by the corporation in connection with the Written Consent Record Date Request.

(c)Within ten (10) days after the corporation receives a Written Consent Record Date Request, the Board of Directors shall determine the validity of the request and whether such request relates to an action that may be taken by written consent pursuant to this Article II, Section 6 and the Certificate of Incorporation and, if appropriate, adopt a resolution fixing the record date for such purpose. The record date for such purpose shall be no more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors and shall not precede the date such resolution is adopted. If no record date has been fixed by the Board of Directors within ten (10) business days following the Corporation’s receipt of the Written Consent Record Date Request to fix a record date for such purpose, the record date shall be the day on which the first signed written consent is delivered to the Corporation in the manner set forth in this Article II, Section 6; except that, if prior action by the Board of Directors is required under the provisions of Delaware General Corporation Law and the Board of Directors determines to take such prior action, the record date shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action, and except that no record date shall be set for any action that is not a proper subject for action by written consent pursuant this Article II, Section 6, the Certificate of Incorporation or Delaware General Corporation Law.

(d)In determining whether a record date has been requested by stockholders of record representing in the aggregate at least the Written Consent Requisite Percentage, multiple requests delivered to the Secretary will be considered together only if (i) each identifies substantially the same proposed action and includes substantially the same text of the proposal (in each case as determined in good faith by the Board of Directors), and (ii) such requests have been dated and delivered to the Secretary within sixty (60) days of the earliest dated request. Any stockholder may revoke a request with respect to his or her shares at any time by written revocation delivered to the Secretary.

(e)The Board of Directors shall not be obligated to set a record date for an action by written consent if (i) the Written Consent Record Date Request does not comply with this Article II, Section 6 and the Certificate of Incorporation, (ii) such action is not a proper subject for stockholder action under applicable law, (iii) the request for a record date for such action is received by the Corporation during the period commencing ninety (90) days prior to the first anniversary of the date of the immediately preceding annual meeting and ending on the date of the next annual meeting, (iv) an annual or special meeting of stockholders that included an item of business substantially the same as or substantially similar to such action (“Similar Item”) was held not more than one hundred twenty (120) days before such request for a record date was received by the secretary of the Corporation, (v) a Similar Item is to be included in the Corporation’s notice as an item of business to be brought before a meeting of the stockholders that is to be called within forty (40) days after the Written Consent Record Date Request is received and held as soon as practicable thereafter, or (vi) such Written Consent Record Date Request or any solicitation of consents to such action was made in a manner that involved a violation of Regulation 14A under the Exchange Act or other applicable law. For purposes of this Article II, Section 6, the nomination, election or removal of directors shall be deemed to be a Similar Item with respect to all actions involving the nomination, election or removal of directors, changing the size of the Board of Directors and filling of vacancies and/or newly created directorships resulting from any increase in the authorized number of directors. The Board of Directors shall determine in good faith whether the requirements set forth in this set under the provisions of this Article II, Section 6.

(f)Stockholders may take action by written consent pursuant to this Article II, Section 6 and the Certificate of Incorporation only if consents are solicited pursuant to a consent solicitation conducted pursuant to Regulation 14A of the Exchange Act, without reliance upon the exemption contained in Rule 14a-2(b)(2) of the Exchange Act.

(g)Every written consent purporting to take or authorize the taking of corporate action (each such written consent is referred to as a “Consent”) must bear the date of signature of each stockholder who signs the Consent, and no Consent shall be effective to take the corporate action referred to therein unless, within sixty (60) days of the earliest dated Consent delivered in the manner required by Article II, Section 6 and not later than one hundred twenty (120) days after the record date, Consents signed by a sufficient number of stockholders to take such action are so delivered to the Corporation.

(h)No Consents may be delivered to the Corporation until fifty (50) days after the record date. Consents must be delivered to the Secretary at the principal executive offices of the corporation. Delivery must be made by hand or by certified or registered mail, return receipt requested.

ARTICLE III
BOARD OF DIRECTORS

Section 1.  General Powers. The business and affairs of the corporation shall be managed by or under the direction of the Board of Directors, which shall have and may exercise all powers of the corporation and take all lawful acts as are not by statute, the Certificate of Incorporation, or these Bylaws directed or required to be exercised or taken by the stockholders.

Section 2.  Number, Qualification, and Term of Office. The number of directors that shall constitute the Board of Directors shall be established from time to time by a vote of a majority of the entire Board of Directors; provided, however, that the number of directors shall be no fewer than three (3) and no more than fifteen (15). Except as provided in Article III, Section 6, the Board of Directors shall be elected at the annual meeting of the stockholders by written ballot and each director elected shall hold office until the next annual meeting of stockholders or until a successor is duly elected and qualified or until his or her earlier resignation or removal as hereinafter provided.

Section 3. Resignation. Any director may resign at any time upon written notice to the corporation. Such written resignation shall take effect at the time specified therein, and if no time is specified, immediately upon receipt by the corporation. Unless otherwise specified in the notice, acceptance of a resignation shall not be necessary to make it effective.

Section 4. Nominations.

(a)Only persons nominated in accordance with this Article III, Section 4 or as provided in Article III, Section 5, shall be eligible for election to the Board of Directors.

(b)If a person is to be elected to the Board of Directors because of an existing vacancy, nomination shall be made only by the entire Board of Directors or the Nominating and Governance Committee. The entire Board of Directors or the Nominating and Governance Committee shall also make nominations for the directors to be elected by the stockholders of the corporation at an annual meeting of the stockholders as provided in these Bylaws.

(c)Nominations of individuals for election to the Board of Directors at an annual meeting of stockholders may be made by any stockholder of the corporation entitled to vote for the election of directors at that meeting who complies with the procedures set forth in this Article III, Section 4. To be timely, a stockholder’s notice shall be delivered to, or mailed and received by the Secretary at the principal executive offices of the corporation not earlier than 5:00PM Central Time on the one hundred and twentieth (120th) day nor later than 5:00PM Central Time on the ninetieth (90th) day (provided that if such ninetieth (90th) day occurs on a date that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open); provided, however, that in the event that the date of the annual meeting of stockholders is advanced more than thirty (30) days prior to such anniversary date or delayed more than seventy (70) days after such anniversary date, or if no annual meeting of stockholders was held in the preceding year, then to be timely such notice must be received at the principal executive offices of the corporation no earlier than 5:00PM Central Time on the one hundred twentieth (120th) day prior to such annual meeting and no later than 5:00PM Central Time on the later of (x) the ninetieth (90th) day prior to such annual meeting of stockholders or (y) the tenth (10th) day following the day on which public announcement of the date of such annual meeting of stockholders is first made by the corporation (provided that if such ninetieth (90th) day or tenth (10th) day, as applicable, occurs on a date that that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open). In no event shall the adjournment, recess or postponement of an annual meeting of stockholders (or the public announcement thereof)

commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

A stockholder’s notice required pursuant to this Article III, Section 4 shall set forth:

(i)as to each person (each a “proposed nominee”) whom the stockholder proposes to nominate for election or re-election to the Board of Directors:

(A)the name, age, business address and residential address of such proposed nominee;

(B)all information relating to such person that would be required to be disclosed in a proxy statement or other filings required to be made in connection with the solicitations of proxies for election of directors in a contested election pursuant to the Exchange Act;

(C)a written questionnaire with respect to the background and qualifications of such proposed nominee, completed by such proposed nominee in the form required by the corporation (which form such stockholder must request in writing from the Secretary prior to submitting any notice, and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request);

(D)a completed written representation and agreement in the form required by the corporation (which form such stockholder must request in writing from the Secretary prior to submitting any notice and which the Secretary shall provide to such stockholder within ten (10) days of receiving such request) signed by the proposed nominee stating that such proposed nominee: (I) is not and will not become party to any agreement, arrangement or understanding with, and has not given any commitment or assurance to, any person or entity as to how such proposed nominee, if elected to the Board of Directors of the corporation, will act or vote on any issue or question (a “Voting Commitment”) that has not been disclosed to the corporation or any Voting Commitment that could limit or interfere with such proposed nominee’s ability to comply, if elected to the Board of Directors of the of the corporation, with such proposed nominee’s fiduciary duties under applicable law; (II) is not and will not become a party to any agreement, arrangement, or understanding with any person or entity other than the corporation with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action on the Board of Directors of the corporation that has not been disclosed to the corporation; (III) if elected to the Board of Directors of the corporation, will comply with applicable rules of the exchange upon which the corporation’s shares of capital stock trade, the Certificate of Incorporation, these Bylaws, and all of the corporation’s corporate governance, business conduct, ethics, conflict of interest, confidentiality or other policies and guidelines generally applicable to the Board of Directors of the corporation and applicable fiduciary duties under state law, and currently would be in compliance with any such policies and guidelines that have been publicly disclosed; (IV) consents to being named in the proxy statement for the meeting as a nominee to the Board of Directors and to serving a full term as a member of the Board of Directors of the corporation if elected; and (V) will provide facts, statements and other information in all communications with the corporation and its stockholders that are or will be true and correct in all material respects, and that do not and will not omit to state a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading; and

(E)a description of all direct and indirect compensation and other material monetary agreements, arrangements, and understandings during the past three (3) years, and any other material relationships, between or among such stockholder and any Stockholder Associated Person, on the one hand, and each proposed nominee, and his or her respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Rule 404 promulgated under Regulation S-K if the stockholder making the nomination and any Stockholder Associated Person on whose behalf the nomination is made, if any, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for purposes of such rule and the nominee were a director or executive officer of such registrant;

(ii)as to the stockholder giving notice:
(A)the name and address, as they appear on the corporation’s books, of the stockholder proposing such business and any other stockholders known by such stockholder to be supporting such proposal;

(B)the class and number of shares of stock that are held of record, beneficially owned, and represented by proxy on the date of such stockholder notice and on the record date of the meeting (if such date shall have been publicly made available) by the stockholder, the dates such shares were acquired and the investment intent of such acquisition;

(C)the name of each nominee holder for securities of the corporation owned beneficially but not of record by such person, and any pledge by such person for any of such securities;

(D)a complete and accurate description of any agreement, arrangement or understanding, written or oral, (I) between or among such stockholder and any Stockholder Associated Person or (II) between or among such stockholder, any of the Stockholder Associated Persons and any other person or entity (including their names), in each case in connection with the proposal of such nomination, including, without limitation (x) any proxy, contract, arrangement, understanding or relationship pursuant to which such stockholder or Stockholder Associated Person has the right to vote any shares of capital stock of the corporation, (y) that the stockholder or any of the Stockholder Associated Persons may have reached with any stockholder of the corporation (including the name of such stockholder) with respect to how such stockholder will vote its shares in the corporation at any meeting of the corporation’s stockholders or take other action in support of any such nomination or other business, or other action to be taken by such stockholder or any of the Stockholder Associated Persons, and (z) any other agreements that would be required to be disclosed by such stockholder, any Stockholder Associated Person or any other person or entity pursuant to Item 5 or Item 6 of a Schedule 13D in connection with such nomination or other business that would be filed pursuant to Section 13 of the Exchange Act and the rules and regulations promulgated thereunder (regardless of whether the requirement to file a Schedule 13D is applicable to such stockholder, any proposed nominee, any Stockholder Associated Person or any other person or entity);

(E)a description of any Derivative Instrument that has been entered into by or on behalf of, or any other agreement, arrangement or understanding that has been made, the effect or intent of which is to mitigate loss to, manage risk or benefit of share price changes for, or increase or decrease the voting power of, such stockholder, Stockholder Associated Person or any such nominee with respect to the corporation’s securities and any other information about such Derivative Instrument that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the election of directors in an election contest, or is otherwise required, in each case pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder, if such Derivative Instruments were treated the same as securities of the corporation under such requirements;

(F)any rights to dividends on the shares of the capital stock of the corporation owned beneficially by such person;

(G)any proportionate interest in shares of capital stock of the corporation or Derivative Instruments held, directly or indirectly, by a general or limited partnership or similar entity in which such person (I) is a general partner or, directly or indirectly, beneficially owns an interest in a general partner or (II) is the manager, managing member or, directly or indirectly, beneficially owns an interest in the manager or managing member of a limited liability company or similar entity;

(H)any substantial interest, direct or indirect (including, without limitation, any existing or prospective commercial, business or contractual relationship with the corporation), by security holdings or otherwise, of such person, in the corporation or any affiliate thereof, other than an interest arising from the ownership of securities of the corporation where such person receives no extra or special benefit not shared on a pro rata basis by all other holders of the same class or series;

(I)a complete and accurate description of any performance-related fees (other than an asset-based fee) to which such person may be entitled as a result of any increase or decrease in the value of shares of the capital stock of the corporation or any Derivative Instruments;

(J)the investment strategy or objective, if any, of such stockholder giving notice and each such Stockholder Associated Person who is not an individual and a copy of the prospectus, offering memorandum or similar document, if any, provided to investors or potential investors in such stockholder and each such Stockholder Associated Person;

(K)a complete and accurate description of any pending or, to such person’s knowledge, threatened, legal proceeding in which such person is a party or participant involving the corporation or any publicly-disclosed officer, affiliate or associate of the corporation;

(L)whether and the extent to which any agreement, arrangement or understanding has been made, the effect or intent of which is to increase or decrease the voting power of such person with respect to any shares of the capital stock of the corporation, without regard to whether such transaction is required to be reported on a Schedule 13D under the Exchange Act; and

(M)any other information relating to such person that would be required to be disclosed in a proxy statement or other filing required to be made in connection with solicitations of proxies for the contested election of any proposed nominee, or is otherwise required, pursuant to Section 14 of the Exchange Act, and the rules and regulations promulgated thereunder.

iii.a representation that the stockholder giving notice is a holder of record of stock of the corporation entitled to vote at such meeting and intends to appear in person or by proxy at the meeting to bring such nomination or other business before the meeting, and an acknowledgment that, if such stockholder (or a qualified representative of such stockholder) does not appear to present such nomination or business at the meeting, the corporation need not present such nomination for a vote at such meeting, notwithstanding that proxies in respect of such vote may have been received by the corporation; and

iv.a representation as to whether such stockholder giving notice or any Stockholder Associated Person intends to, or is part of a group that intends to, (A) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the corporation’s outstanding capital stock required to elect each such nominee and/or (B) otherwise to solicit proxies from stockholders in support of such nomination.

In addition to the information required above, the corporation may require the stockholder giving notice to furnish such other information as the corporation may reasonably require to determine the eligibility of a proposed nominee to serve on the Board of Directors of the corporation or that could be material to a reasonable stockholder’s understanding of the independence of such proposed nominee, under the listing standards of each exchange upon which the capital stock or securities of the corporation are listed, any applicable rules of the Securities and Exchange Commission, any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of members of the Board of Directors of the corporation, including those applicable to any member of the Board of Directors’ service on any of the committees of the Board of Directors, or the requirements of any other laws or regulations applicable to the corporation. If requested by the corporation, the supplemental information required under this paragraph shall be provided by such stockholder within ten (10) days after it has been requested by the corporation.

(d)Nominations of persons for election to the Board of Directors of the corporation at a special meeting of stockholders may only be made by stockholders (i) in accordance with Article II, Section 2 or (ii) if the election of directors is included as business to be brought before a special meeting in the corporation’s notice of meeting (or supplement thereto) and if the stockholder is a stockholder of record at the time of giving of notice provided for in this paragraph (d) of Article III, Section 4 through the date of such special meeting, who shall be entitled to vote at the special meeting and who complies with the notice procedures set forth in this Article III, Section 4. For nominations to be properly brought pursuant to paragraph (d)(ii) of this Article III, Section 4 by a stockholder before a special meeting of stockholders, the stockholder must have given timely notice thereof in writing to the Secretary. To be timely, a stockholder’s notice in connection with a special meeting shall be delivered to, or mailed and received by, the Secretary at the principal office of the corporation (i) not earlier than 5:00PM Central Time on the one hundred twentieth (120th) day prior to the date of the special meeting nor (ii) later than 5:00PM Central Time on the later of (x) the ninetieth (90th) day prior to the date of the special meeting or (y) the tenth (10th) day following the day on which public announcement of the date of the special meeting was first made (provided that if such ninetieth (90th) day or tenth (10th) day, as applicable, occurs on a date that that is not a day that the principal executive offices of the corporation are open, then the notice must be delivered or received no later than 5:00PM Central Time on the immediately preceding day such offices are open). In no event shall the adjournment, recess or postponement of a special meeting of stockholders (or the public announcement thereof) commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above. A stockholder’s notice to the Secretary shall set forth all information required to be set forth in a notice for the nomination of member of the Board of Directors of the corporation as set forth under paragraph(d)(i) of this Article III, Section 4 and shall otherwise comply with all applicable requirements of this Article III, Section 4.

(e)A stockholder giving notice of any nomination at a meeting of stockholders shall further update in writing any notice provided pursuant to Article II, Section 2 and this Article III, Section 4, as applicable, if necessary, so that the information provided or required to be provided in such notice shall be true and correct (i) as of the record date for determining the stockholders entitled to receive notice of the meeting and (ii) as of the date that is ten (10) days prior to the meeting (or any postponement, adjournment or recess thereof), and such update shall be received by the Secretary at the principal executive offices of the corporation (x) not later than five (5) days after the record date for determining the stockholders entitled to receive notice of such meeting.

(f)If any information submitted pursuant to Article II, Section 2 or this Article III, Section 4 is inaccurate in any respect, such information may be deemed not to have been provided in accordance with these Bylaws. The stockholder providing the notice shall notify the Secretary in writing at the principal executive offices of the corporation of any inaccuracy or change in any such information within two (2) days of becoming aware of such inaccuracy or change. Upon written request by the Secretary or the Board of Directors (or a duly authorized committee thereof), any such stockholder shall provide, within seven (7) days of delivery of such request (or such other period as may be specified in such request), (i) written verification, reasonably satisfactory to the Board of Directors, any committee thereof or any authorized officer of the corporation, to demonstrate the accuracy of any information submitted by the stockholder and (ii) a written update of any information (including written confirmation by such stockholder that it continues to intend to bring such nomination or business before the meeting or by written consent) submitted by the stockholder as of an earlier date. If the stockholder fails to provide such written verification within such period, the information as to which written verification was requested may be deemed not to have been provided in accordance with Article II, Section 2 and/or Article III, Section 4, as applicable.

(g)No person shall be eligible to be nominated by a stockholder to serve on the Board of Directors of the corporation unless nominated in accordance with the procedures set forth in this Article III, Section 4 or Article III, Section 5. The number of nominees a stockholder may nominate for election at a meeting may not exceed the size of the Board of Directors on the date the notice is first given, except as otherwise provided under Article III, Section 5.

(h)The Board of Directors may reject any nomination by a stockholder not made in strict compliance with the terms of this Article III, Section 4. Alternatively, if the Board of Directors fails to consider the validity of any nominations by a stockholder, the presiding officer of the annual meeting or special meeting, as the case may be, shall, if the facts warrant, determine and declare at the annual meeting or special meeting, as the case may be, that a nomination was not made in strict accordance with these Bylaws, and, if he or she should so determine, he or she shall so declare at the annual meeting or special meeting, as the case may be, and the defective nomination shall be disregarded. Notwithstanding the foregoing provisions of this Article III, Section 4, unless otherwise required by law, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the corporation to present a nomination, such nomination shall be disregarded, and no vote shall be taken with respect to such nomination, notwithstanding that proxies in respect of such vote may have been received by the corporation.

(i)For purposes of this Article III, Section 4, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders.

(j)At the request of the Board of Directors, any person nominated by the Board of Directors shall furnish to the Secretary the information that is required to be set forth in a stockholder’s notice of nomination under this Article III, Section 4 that pertains to the nominee.

(k)Without limiting the foregoing provisions of Article II, Section 2 or Article III, Section 4, as the case may be, a stockholder shall also comply with all applicable requirements of state law and the Exchange Act, and the rules and regulations thereunder, with respect to the matters set forth in Article II, Section 2 and Article III, Section 4, as the case may be. Notwithstanding anything to the contrary herein, nothing in Article II, Section 2 or Article III, Section 4, as the case may be, is intended to and shall be deemed to affect any rights of stockholders to submit a proposal to the corporation in compliance with Rule 14a-8 promulgated under the Exchange Act for inclusion in a proxy statement that has been prepared by the corporation to solicit proxies for the meeting of stockholders.

(l)As used in these Bylaws, “Stockholder Associated Person” shall mean (i) any person who is a member of a “group” (as such term is used in Rule 13d-5 under the Exchange Act (or any successor provision at law)) with or otherwise acting in concert with such stockholder providing notice, (ii) any beneficial owner of shares of stock of the corporation owned of record by such stockholder (other than a stockholder that is a depositary), (iii) any affiliate or associate of such stockholder or such Stockholder Associated Person, (iv) any participant (as defined in paragraphs (a)(ii)-(vi) of Instruction 3 to Item 4 of Schedule 14A, or any successor instructions) with such stockholder or other Stockholder Associated Person in respect of any proposals or nominations, as applicable, and (v) a proposed nominee.

Section 5. Proxy Access.

(a)Proxy Access Right.

(i)Subject to the terms and conditions of these Bylaws, the corporation shall include in its proxy materials for an annual meeting of stockholders the name of, and the other Required Information (as defined in paragraph (a)(ii) of this Article III, Section 5 with respect to any Stockholder Nominee (as defined in paragraph (d)(i) of this Article III, Section 5) nominated by an Eligible Stockholder (as defined in paragraph (b)(i) of this Article III, Section 5) for election or reelection to the Board of Directors at such annual meeting of stockholders in accordance with this Article III, Section 5.

(ii)“Required Information” means (A) the information set forth in the Schedule 14N provided with the Stockholder Notice (as defined in Section 5(e)(i) below) concerning each Stockholder Nominee that the corporation determines is required to be disclosed in the corporation’s proxy materials by the applicable requirements of the Exchange Act and the rules and regulations thereunder, and (B) if the Eligible Stockholder so elects, a written statement of the Eligible Stockholder (or, in the case of a group of Eligible Stockholders, a single written Statement of the group), not to exceed 500 words, which may not include charts, graphs or other non-verbal images other than a current photograph of the Stockholder Nominee (the “Statement”), in support of each Stockholder Nominee, which must be provided at the same time as the Stockholder Notice for inclusion in the corporation’s proxy materials for the annual meeting of stockholders.

(iii)This Article III, Section 5 shall be the exclusive method for stockholders to include nominees for director election in the corporation’s proxy materials.

(b)Eligible Stockholders.

(i)“Eligible Stockholder” means one or more stockholders or beneficial owners that (A) expressly elect at the time of the delivery of the Stockholder Notice to have a Stockholder Nominee included in the corporation’s proxy materials, (B)) Own and have Owned (as defined in paragraph (c) of this Article III, Section 5) continuously for at least three (3) years as of the date of the Stockholder Notice, a number of shares that represents at least three percent (3%) of the outstanding shares entitled to vote in the election of directors as of the date of the Stockholder Notice (the “Required Shares”), and (C) satisfy such additional requirements as are set forth in these Bylaws, including paragraphs (b)(ii) and (b)(iii) of this Article III, Section 5.

(ii)For purposes of determining qualification as an Eligible Stockholder, the outstanding shares Owned by one or more stockholders and beneficial owners that each stockholder and/or beneficial owner has Owned continuously for at least three (3) years as of the date of the Stockholder Notice may be aggregated; provided that the number of stockholders and beneficial owners whose Ownership of shares is aggregated for such purpose shall not exceed twenty (20) and that any and all requirements and obligations for an Eligible Stockholder set forth in this Article III, Section 5 are satisfied by each such stockholder and beneficial owner (except as noted with respect to aggregation) or as otherwise provided in this Article III, Section 5.

(iii)For purposes of determining qualification as an Eligible Stockholder, two (2) or more funds that are (A) under common management and investment control, (B) under common management and funded primarily by a single employer, or (C) a “group of investment companies,” as such term is defined in Section 12(d)(1)(G)(ii) of the Investment Company Act of 1940, as amended, shall be treated as one (1) stockholder or beneficial owner.

(iv)No shares may be attributed to more than one (1) group constituting an Eligible Stockholder and no stockholder or beneficial owner, alone or together with any of its affiliates, may be a member of more than one (1) group constituting an Eligible Stockholder under this Article III, Section 5.

(c)Ownership Requirements.

(i)A stockholder or beneficial owner shall be deemed to “Own” only those outstanding shares as to which such person possesses both (A) the full voting and investment power and rights pertaining to the shares and (B) the full economic interest in (including the opportunity for profit and risk of loss on) such shares; provided that the number of shares calculated in accordance with clauses (A) and (B) above shall not include any shares (1) sold by such person or any of its affiliates in any transaction that has not been settled or closed, including any short sale, (2) borrowed by such person or any of its affiliates for any purposes or purchased by such person or any of its affiliates pursuant to an agreement to resell, or (3) subject to any option, warrant, forward contract, swap, contract of sale, or other derivative or similar agreement entered into by such person or any of its affiliates, whether any such instrument or agreement is to be settled with shares or with cash based on the notional amount or value of outstanding shares, in any such case which instrument or agreement has, or is intended to have, or if exercised would have, the purpose or effect of (x) reducing in any manner, to any extent or at any time in the future, such person’s or its affiliates’ full right to vote or direct the voting of any such shares, and/or (y) hedging, offsetting, or altering to any degree any gain or loss arising from the full economic ownership of such shares by such person or its affiliate.

(ii)A stockholder or beneficial owner shall be deemed to “Own” shares held in the name of a nominee or other intermediary so long as the person retains the right to instruct how the shares are voted with respect to the election of directors and possesses the full economic interest in the shares.

(iii)A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has delegated any voting power by means of a proxy, power of attorney, or other instrument or arrangement.

(iv)A stockholder or beneficial owner’s Ownership of shares shall be deemed to continue during any period in which the person has loaned such shares provided that the person has the power to recall such loaned shares on not more than five (5) business days’ notice, the person promptly recalls the loaned shares upon delivery of the Shareholder Notice, and the person holds the recalled shares through such annual meeting.

(v)The terms “Owned,” “Owning,” “Ownership” and other variations of the word “Own,” when used with respect to a stockholder or beneficial owner, shall have correlative meanings.

(d)Stockholder Nominees.

(i)“Stockholder Nominee” means any nominee for election or reelection to the Board of Directors who satisfies the eligibility requirements in this Article III, Section 5, and who is identified in a timely and proper Stockholder Notice.

(ii)The maximum number of Stockholder Nominees that may be included in the corporation’s proxy materials pursuant to this Article III, Section 5 shall not exceed the greater of two (2) or twenty percent (20%) of the number of directors in office as of the last day on which a Stockholder Notice may be delivered pursuant to this Article III, Section 5 with respect to the annual meeting of stockholders, or if such calculation does not result in a whole number, the closest whole number (rounding down) below twenty percent (20%); provided, however, that this maximum number of Stockholder Nominees shall be reduced by (A) any Stockholder Nominee whose name was submitted for inclusion in the corporation’s proxy materials pursuant to this Article III, Section 5 but either is subsequently withdrawn or that the Board of Directors decides to nominate as a Board nominee, (B) any director candidate who had been a Stockholder Nominee at any of the preceding two (2) annual meetings of stockholders and whose reelection at the upcoming annual meeting of stockholders is being recommended by the Board of Directors, (C) any director candidate for which the corporation shall have received one or more valid shareholder notices (whether or not subsequently withdrawn) nominating director candidates pursuant to Article III, Section 4, other than any such director referred to in this clause (C) who at the time of such annual meeting will have served as director continuously, as a nominee of the Board of Directors, for at least two (2) annual terms, but only to the extent the maximum number after such reduction with respect to this clause (C) equals or exceeds one (1), and (D) any director candidate who will be included in the corporation’s proxy materials with respect to such annual meeting as an unopposed (by the corporation) nominee pursuant to any agreement, arrangement or other understanding with any stockholder or group of stockholders (other than any such agreement, arrangement or understanding entered into in connection with an acquisition of shares of capital stock of the corporation, by such stockholder or group of stockholders, from the corporation), other than any such director referred to in this clause (D) who at the time of such annual meeting will have served as a director continuously, as a nominee of the Board of Directors, for at least (2) annual terms, but only to the extent the maximum number after such reduction with respect to this clause (D) equals or exceeds one (1).

(iii)In the event that one or more vacancies for any reason occurs after the date of the Stockholder Notice but before the annual meeting of stockholders and the Board of Directors resolves to reduce the size of the Board of Directors in connection therewith, the maximum number of Stockholder Nominees shall be calculated based on the number of directors in office as so reduced.

(iv)In the event that the number of Stockholder Nominees submitted by Eligible Stockholders pursuant to this Article III, Section 5 exceeds this maximum number, the corporation shall determine which Stockholder Nominees shall be included in the corporation’s proxy materials in accordance with the following provisions: each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) will select one (1) Stockholder Nominee for inclusion in the corporation’s proxy materials until the maximum number is reached, going in order of the amount (largest to smallest) of shares of the corporation each Eligible Stockholder disclosed as Owned in its respective Stockholder Notice submitted to the corporation. If the maximum number is not reached after each Eligible Stockholder (or in the case of a group, each group constituting an Eligible Stockholder) has selected one (1) Stockholder Nominee, this selection process will continue as many times as necessary, following the same order each time, until the maximum number is reached.

(v)Following the determination of which Stockholder Nominees shall be included in the corporation’s proxy materials, if any Stockholder Nominee who satisfies the eligibility requirements in this Article III, Section 5 is thereafter nominated by the Board of Directors, thereafter is not included in the corporation’s proxy materials or thereafter is not submitted for director election for any reason (including the Eligible Stockholder’s or Stockholder Nominee’s failure to comply with this Article III, Section 5), no other nominee or nominees shall be included in the corporation’s proxy materials or otherwise submitted for director election in substitution thereof.

(vi)Any Stockholder Nominee who is included in the corporation’s proxy materials for a particular annual meeting of stockholders will be ineligible to be a Stockholder Nominee pursuant to this Article III, Section 5 for the next two (2) annual meetings of stockholders if such Stockholder Nominee either (A) withdraws from or becomes ineligible or unavailable for election at the annual meeting of stockholders for any reason, including for the failure to comply with any provision of these Bylaws, provided that in no event shall any such withdrawal, ineligibility or unavailability commence a new time period (or extend any time period) for the giving of a Stockholder Notice or (B) does not receive a number of votes cast in favor of his or her election at least equal to twenty-five percent (25%) of the shares present in person or represented by proxy and entitled to vote in the election of directors.

(vii)Notwithstanding anything to the contrary contained in this Article III, Section 5, the corporation may disregard the nomination of a Stockholder Nominee (and may, if the determination is made prior to the mailing of the proxy materials, omit from its proxy materials such Stockholder Nominee), and no vote on such Stockholder Nominee will occur, notwithstanding that proxies in respect of such vote may have been received by the corporation or that such Stockholder Nominee may have been included in the proxy materials, up to and until the certification of the voting results of that annual meeting of stockholders, if:

(A)the Eligible Stockholder (or any member of any group of stockholders that together is such Eligible Stockholder) or Stockholder Nominee breaches any of its respective agreements, representations, or warranties set forth in the Stockholder Notice (or otherwise submitted pursuant to this Article III, Section 5), any of the information in the Stockholder Notice (or otherwise submitted pursuant to this Article III, Section 5) was not, when provided, true, correct and complete, or the requirements of this Article III, Section 5 or the Bylaws have otherwise not been met;

(B)the Stockholder Nominee (1) is not independent for purposes of membership on the Board of Directors or the audit committee, compensation committee, and nominating and governance committee of the Board of Directors under the listing standards of the principal U.S. exchange upon which the shares of the corporation are listed, any applicable rules of the Securities and Exchange Commission, and any publicly disclosed standards used by the Board of Directors in determining and disclosing the independence of the corporation’s directors, (2) does not qualify as a “non-employee director” under Exchange Act Rule 16b-3, or as an “outside director” for the purposes of Section 162(m) of the Internal Revenue Code (or any successor provision), (3) is or has been, within the past three (3) years, an officer or director of a competitor, as defined in Section 8 of the Clayton Antitrust Act of 1914, as amended, (4) is a named subject of a pending criminal proceeding (excluding traffic violations and other minor offenses) or has been convicted in a criminal proceeding within the past ten (10) years, or (5) is subject to any order of the type specified in Rule 506(d) of Regulation D promulgated under the Securities Act of 1933, as amended; or

(C)the election of the Stockholder Nominee to the Board of Directors would cause the corporation to be in violation of the Certificate of Incorporation, these Bylaws, or any applicable state or federal law, rule, regulation or listing standard.

(e)Stockholder Notice Requirements.

(i)Stockholder Notice” means a notice given by or on behalf of an Eligible Stockholder that specifies the name of the Stockholder Nominee(s) nominated for election or reelection to the Board of Directors in accordance with this Article III, Section 5.

(ii)A Stockholder Notice shall include:

(A)the written consent of each Stockholder Nominee to being named in the corporation’s proxy materials as a nominee and to serving as a director if elected;

(B)a copy of the Schedule 14N that has been or concurrently is filed with the SEC under Exchange Act Rule 14a-18;

(C)a description of all direct and indirect compensation and other material monetary agreements, arrangements and understandings during the past three (3) years, and any other material relationships, between or among the Eligible Stockholder and its affiliates and associates, or others acting in concert therewith, on the one hand, and each Stockholder Nominee, and each Stockholder Nominee’s respective affiliates and associates, or others acting in concert therewith, on the other hand, including, without limitation all information that would be required to be disclosed pursuant to Item 404 of Regulation S-K if the Eligible Stockholder making the nomination or on whose behalf the nomination is made, or any affiliate or associate thereof or person acting in concert therewith, were the “registrant” for the purposes of Item 404 of Regulation S-K and the Stockholder Nominee were a director or executive officer of such registrant;

(D)the information specified under paragraph (a)(ii) of this Article III, Section 5; and

(E)the written agreement of the Eligible Stockholder (or in the case of a group, each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) addressed to the corporation, which written agreement will include the Eligible Stockholder’s:

(1)disclosure of, and certification as to, the number of shares it Owns and has Owned continuously for at least three (3) years as of the date of the Stockholder Notice and agreement to continue to Own such shares through the annual meeting of stockholders, which information shall also be included in the Schedule 14N filed by the Eligible Stockholder with the SEC;

(2)agreement to provide within five (5) business days of the record date of the annual meeting of stockholders, (x) the information specified under paragraph (a)(ii) of this Article III, Section 5 and (y) written statements from the record holder and intermediaries as required under paragraph (g)(i)(A) of this Article III, Section 5 verifying the Eligible Stockholder’s continuous Ownership of the Required Shares, in each case, through and as of the record date;

(3)representation and warranty that it (w) acquired the Required Shares in the ordinary course of business and not with the intent to change or influence control at the corporation, and does not presently have any such intent, (x) has not nominated and will not nominate for election to the Board of Directors at the annual meeting of stockholders any person other than the Stockholder Nominee(s) being nominated pursuant to this Article III, Section 5, (y) has not engaged and will not engage in, and has not been and will not be a participant (as defined in Item 4 of Exchange Act Schedule 14A) in, a solicitation within the meaning of Exchange Act Rule 14a-1(l), in support of the election of any individual as a director at the annual meeting of stockholders other than its Stockholder Nominee(s) or a nominee of the Board of Directors, and (z) will not distribute any form of proxy for the annual meeting of stockholders other than the form distributed by the corporation;

(4)agreement to (u) assume all liability stemming from any legal or regulatory violation arising out of the Eligible Stockholder’s communications with the stockholders of the corporation or out of the information that the Eligible Stockholder provided to the corporation, (v) indemnify and hold harmless (jointly with all other group members, in the case of a group member) the corporation and each of its directors, officers, affiliates and employees individually against any liability, loss, damages, expenses or other costs (including attorney’s fees) in connection with any threatened or pending action, suit or proceeding, whether legal, administrative or investigative, against the corporation or any of its directors, officers or employees arising out of any nomination submitted by the Eligible Stockholder pursuant to this Article III, Section 5, (w) comply with all laws, rules, regulations and listing standards applicable to any solicitation in connection with the annual meeting of stockholders, (x) file all materials described below in paragraph (g)(i)(C) of this Article III,

Section 5 with the SEC, regardless of whether any such filing is required under Regulation 14A promulgated under the Exchange Act, or whether any exemption from filing is available for such materials thereunder, (y) provide to the corporation prior to the annual meeting of stockholders such additional information as necessary or reasonably requested by the corporation, and (z) provide a statement of whether or not the Eligible Stockholder intends to maintain Ownership of the Required Shares for at least one (1) year following the annual meeting, which statement shall also be included in the Schedule 14N filed with the SEC;

(5)in the case of a nomination by a group of stockholders or beneficial owners that together is an Eligible Stockholder, the written agreement described in clause (E) of this paragraph (E)(ii) of this Article III, Section 5 (or another agreement or instrument) shall include a designation by all group members of one (1) group member that is authorized to act on behalf of all such members with respect to the nomination and matters related thereto, including withdrawal of the nomination; and

(6)agreement to immediately notify the corporation if the Eligible Stockholder ceases to own any of the Required Shares prior to the date of the applicable annual meeting of stockholders.

(f)    Delivery of Stockholder Notice.

(i)To be timely under this Article III, Section 5, the Stockholder Notice shall be delivered to, or mailed and received by, the Secretary at the principal office of the corporation not earlier than 5:00PM Central Time on the one hundred fiftieth (150th) day nor earlier than 5:00PM Central Time on the one hundred twentieth (120th) day prior to the first anniversary of the date (as stated in the corporation’s proxy statement) the definitive proxy statement was first sent to stockholders in connection with the preceding year’s annual meeting of stockholders (provided that if such one hundred twentieth (120th) day occurs on a date that is not a business day, then the notice must be delivered or received no later than 5:00 PM Central on the immediately preceding business day); provided, however, that in the event that the date of the annual meeting is advanced more than thirty (30) days prior to the anniversary date of the preceding year’s annual meeting or delayed more than seventy (70) days after such anniversary date, or if no annual meeting was held in the preceding year, then to be timely the Stockholder Notice must be received by the corporation no earlier than 5:00 PM Central Time on the one hundred fiftieth (150th) day prior to such annual meeting and no later than 5:00 PM Central Time on the later of (x) the one hundred twentieth (120th) day prior to such annual meeting, and (y) the tenth (10th) day following the day on which public announcement of the date of such meeting is first made by the corporation (provided that if such one hundred twentieth (120th) day or tenth (10th) day, as applicable, occurs on a date that is not a business day, then the notice must be delivered or received no later than 5:00 PM Central Time on the immediately preceding business day).

(ii)In no event shall the public announcement of an adjournment, recess or postponement of an annual meeting of stockholders commence a new time period (or extend any time period) for the giving of a Stockholder Notice in accordance with this Article III, Section 5.

(g)    Agreements of the Eligible Stockholder.

(i)An Eligible Stockholder must:

(A)    within five (5) business days after the date of the Stockholder Notice, provide one or more written statements from the record holder(s) of the Required Shares and from each intermediary through which the Required Shares are or have been held, in each case during the requisite three-year (3 year) holding period, specifying the number of shares that the Eligible Stockholder Owns, and has Owned continuously, in compliance with this Article III, Section 5;

(B)    include in the Schedule 14N filed with the SEC a statement by the Eligible Stockholder (and in the case of a group, by each stockholder or beneficial owner whose shares are aggregated for purposes of constituting an Eligible Stockholder) certifying the number of shares of common stock of the corporation that it Owns and has Owned continuously for at least three (3) years as of the date of the Stockholder Notice and that it Owns and has Owned the Required Shares in compliance with this Article III, Section 5;

(C)    file with the SEC any solicitation or other communication by or on behalf of the Eligible Stockholder relating to the corporation’s annual meeting of stockholders, one or more of the corporation’s directors or director nominees or any Stockholder Nominee, regardless of whether any such filing is required under Exchange Act Regulation 14A or whether any exemption from filing is available for such solicitation or other communication under Exchange Act Regulation 14A;

(D)    as to any group of funds whose shares are aggregated for purposes of constituting an Eligible Stockholder, within five (5) business days after the date of the Stockholder Notice, provide documentation reasonably satisfactory to the corporation that demonstrates that the funds satisfy paragraph (b)(iii) of this Article III, Section 5; and

(E)    as to any group, within five (5) business days after the date of the Stockholder Notice, provide documentation to the corporation reasonably satisfactory to the corporation demonstrating that the number of stockholders and/or beneficial owners within such group does not exceed twenty (20).

(ii)    The information provided pursuant to this paragraph (g) of this Article III, Section 5 shall be deemed part of the Stockholder Notice for purposes of this Article III, Section 5.

(h)    Agreements of the Stockholder Nominee.

(i)    Within the time period prescribed in paragraph (f) of this Article III, Section 5 for delivery of the Stockholder Notice, the Eligible Stockholder must also deliver to the Secretary a written representation and agreement (which shall be deemed part of the Stockholder Notice for purposes of this Article III, Section 5) signed by each Stockholder Nominee and representing and agreeing that such Stockholder Nominee:
(A)    a consent to being named in the corporation’s proxy statement and form of proxy as a nominee for election to the corporation’s Board of Directors and to serve as a director, if elected;

(B)    is not and will not become a party to any agreement, arrangement, or understanding with, and has not given any commitment or assurance to, any person or entity as to how such Stockholder Nominee, if elected as a director, will act or vote on any issue or question, which such agreement, arrangement, or understanding has not been disclosed to the corporation;

(C)    is not and will not become a party to any agreement, arrangement, or understanding with any person with respect to any direct or indirect compensation, reimbursement, or indemnification in connection with service or action as a Stockholder Nominee or as a director, in each case, that has not been disclosed to the corporation; and

(D)    if elected as a director, will comply with all of the corporation’s corporate governance, business conduct, conflict of interest, confidentiality, insider trading and stock ownership, and trading policies and guidelines, and any other corporation policies and guidelines applicable to directors.

(ii)    At the request of the corporation, the Stockholder Nominee must promptly, but in any event within five (5) business days after such request, submit all completed and signed questionnaires required of the corporation’s directors and provide to the corporation such other information as it may reasonably request. The corporation may request such additional information as necessary to permit the corporation to determine if each Stockholder Nominee satisfies this Article III, Section 5.

(i)    Additional Provisions.

(i)    The Board of Directors (and any other person or body authorized by the Board of Directors) shall have the power and authority to interpret this Article III, Section 5 and to make any and all determinations necessary or advisable to apply this Article III, Section 5 to any persons, facts or circumstances, including the power to determine (A) whether one or more stockholders or beneficial owners qualifies as an Eligible Stockholder, (B) whether a Stockholder Notice complies with this Article III, Section 5 and has otherwise met the requirements of this Article III, Section 5, (C) whether a Stockholder Nominee satisfies the qualifications and requirements in this Article III, Section 5, and (D) whether any and all requirements of this Article III, Section 5 (or any applicable requirements of Article III, Section 4) have been satisfied. Any such interpretation or determination adopted in good faith by the Board of Directors (or any other person or body authorized by the Board of Directors) shall be binding on all persons, including the corporation and its stockholders (including any beneficial owners).

(ii) Notwithstanding the foregoing provisions of this Article III, Section 5, unless otherwise required by law or otherwise determined by the chair of the meeting or the Board of Directors, if (A) the Eligible Stockholder, or (B) a qualified representative of the Eligible Stockholder does not appear at the annual meeting of stockholders of the corporation to present its Stockholder Nominee(s), such nomination or nominations shall be disregarded and no vote shall be taken with respect to such Stockholder Nominee(s), notwithstanding that proxies in respect of such vote may have been received by the corporation. For purposes of this Article III, Section 5, to be considered a qualified representative of the Eligible Stockholder, a person must be a duly authorized officer, manager or partner of such Eligible Stockholder or must be authorized by a writing executed by such Eligible Stockholder or an electronic transmission delivered by such Eligible Stockholder to act for such Eligible Stockholder as proxy at the annual meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the annual meeting of stockholders.

(iii)    In the event that any information or communications provided by the Eligible Stockholder or any Stockholder Nominees to the corporation or its stockholders is not, when provided, or thereafter ceases to be, true, correct and complete in all material respects (including omitting a material fact necessary to make the statements made, in light of the circumstances under which they were made, not misleading), each Eligible Stockholder or Stockholder Nominee, as the case may be, shall promptly notify the Secretary and provide the information that is required to make such information or communication true, correct, complete and not misleading; it being understood that providing any such notification shall not be deemed to cure any such defect or limit the corporation’s right to omit a Stockholder Nominee from its proxy materials pursuant to this Article III, Section 5.

(iv)    Notwithstanding anything to the contrary contained in this Article III, Section 5, the corporation may omit from its proxy materials any information or Statement (or portion thereof) that it, in good faith, believes is untrue in any material respect (or omits a material fact necessary in order to make the statements made, in light of the circumstances under which they are made, not misleading) or would violate any applicable law, rule, regulation or listing standard. Nothing in this Article III, Section 5 shall limit the ability of the corporation to solicit proxies against any Stockholder Nominee or to include in its proxy materials its own statements or any other additional information relating to any Eligible Stockholder or Stockholder Nominee.

(v)    For purposes of this Article III, Section 5, “business day” means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions in the State of Texas are authorized or obligated by law or regulation to close.

Section 6. Vacancies. Vacancies and newly created directorships resulting from any increase in the authorized number of directors may only be filled by (a) a majority of the directors then in office, even if less than a quorum, or by a sole remaining director, or (b) the vote of the stockholders at an annual meeting of stockholders. Each director so chosen shall hold office until the next annual meeting of stockholders, or until a successor is duly elected and qualified, or until his or her earlier resignation. If there are no directors in office, then an election of directors may be held as provided by statute.

MEETINGS OF BOARD OF DIRECTORS

Section 7. Time and Place of Meeting. The Board of Directors may hold meetings, both regular and special, at such times and places as it determines.

Section 8. Annual Meetings. The annual meeting of each newly elected Board of Directors shall be held immediately following the annual meeting of stockholders, and no notice of such meeting to the newly elected directors shall be necessary in order to legally constitute the meeting, provided a quorum is present. If such meeting is not held immediately following the annual meeting of stockholders, the meeting may be held at such time and place as shall be specified in a notice given as hereinafter provided for special meetings of the Board of Directors, or as shall be specified in a written waiver signed by all of the directors.

Section 9. Regular Meetings and Notice. Regular meetings of the Board of Directors may be held without notice.

Section 10.  Special Meetings and Notice. Special meetings of the Board of Directors may be called (a) by the Chairman of the Board on at least twenty-four (24) hours prior notice to each director, or (b) upon the request of at least one-third of the directors, by the Secretary on at least twenty-four (24) hours prior notice to each director. Notice may be given either personally, by telephone, by mail, by telecopy, or by e-mail. Notice need not be given to any director if waived by him or her in accordance with these Bylaws, or if he or she shall be present at the meeting.

Section 11. Chairman of the Board; Lead Director. The Chairman of the Board shall be appointed by resolution of the Board of Directors and shall preside at all meetings of the Board of Directors. If the Chairman of the Board is not considered by the Board of Directors to be an independent director, the independent directors will elect one to serve as Lead Director. The Lead Director, if any, will chair meetings of independent directors, will facilitate communications between other members of the Board of Directors and the Chairman of the Board, and will assume other duties that the independent directors as a whole may designate from time to time.

Section 12. Quorum, Required Vote, and Adjournment. At all meetings of directors, fifty percent (50%) of the total number of directors shall constitute a quorum for the transaction of business, and the act of a majority of the directors present at any meeting in which a quorum is present shall be the act of the Board of Directors, except as otherwise provided by Delaware General Corporation Law or by the Certificate of Incorporation or these Bylaws. If a quorum shall not be present at any meeting of the Board of Directors, the directors present may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

Section 13. Emergencies. Notwithstanding anything to the contrary in the Certificate of Incorporation or these Bylaws, in the event there is any emergency, disaster or catastrophe, as referred to in Section 110 of the Delaware General Corporation Law, or other similar emergency condition (each, an “emergency”), and a quorum of the Board of Directors cannot readily be convened for action, this Article III, Section 13 shall apply.
(a)Any director or the Chief Executive Officer, Chief Financial Officer, Chief Operating Officer, or Secretary of the corporation may call a meeting of the Board of Directors by any feasible means and with such advance notice as circumstances permit in the judgment of the person calling the meeting. Neither the business to be transacted nor the purpose of any such meeting need be specified in the notice thereof.

(b)One-third (1/3) of the directors (rounded down to the nearest whole number) shall constitute a quorum, which may in all cases act by majority vote; provided that in no event shall less than three (3) directors constitute a quorum.

(c)Directors may take action to appoint one or more of the director or directors to membership on any standing or temporary committees of the Board of Directors as they deem advisable. Directors may also take action to designate one or more of the officers of the corporation to serve as directors of the corporation while this Article III, Section 13 applies.

(d)To the extent that it considers it practical to do so, the Board of Directors shall manage the business of the corporation during an emergency in a manner that is consistent with the Certificate of Incorporation and these Bylaws. It is recognized, however, that in an emergency it may not always be practical to act in this manner and this Article III, Section 13 is intended to and does hereby empower the Board of Directors with the maximum authority possible under the Delaware General Corporation Law, and all other applicable law, to conduct the interim management of the affairs of the corporation in an emergency in what it considers to be in the best interests of the corporation.

(e)No director, officer or employee acting in good faith in accordance with this Article III, Section 13 or otherwise pursuant to Section 110 of the Delaware General Corporation Law shall be liable except for willful misconduct.

(f)This Article III, Section 13 shall continue to apply until such time following the emergency when it is feasible for at least a majority of the directors of the corporation immediately prior to the emergency to resume management of the business of the corporation.

(g)The Board of Directors may modify, amend or add to the provisions of this Article III, Section 13 in order to make any provision that may be practical or necessary given the circumstances of the emergency.

The provisions of this Article III, Section 13 shall be subject to repeal or change by further action of the Board of Directors or by action of the stockholders, but no such repeal or change shall modify the provisions of paragraph (e) of this Article III, Section 13 with regard to action taken prior to the time of such repeal or change.

Section 14. Remuneration. The Board of Directors shall have the authority to fix the compensation of directors by written resolution. The Board of Directors may also provide that the corporation shall reimburse each director for any expenses paid by him or her for attendance at any meeting. Nothing herein shall be construed to preclude any director from serving the corporation in any other capacity as an officer, employee, agent, or otherwise, and receiving compensation therefor.

COMMITTEES OF DIRECTORS

Section 15. Committees of the Board. The corporation shall have the following committees: (a) Audit Committee; (b) Compensation Committee; and (c) Nominating and Governance Committee. Each committee shall consist of at least a majority of independent directors as required by the rules and regulations of the New York Stock Exchange, any other exchange on which the Company’s securities are traded, the Exchange Act, and other rules and regulations promulgated by the SEC. The Board of Directors may, by resolution passed by a majority of the entire Board of Directors, designate other committees, and each such other committee shall consist of two (2) or more of the directors of the corporation. Such committee or committees (including the members thereof) shall serve at the pleasure of the Board of Directors and have such name or names and have as many members as may be determined from time to time by resolution adopted by the Board of Directors. Any member of the Board of Directors may participate in the meetings of any such committee, subject to the approval of the chairman of such committee. The Board of Directors shall adopt a charter for each committee it designates (other than special committees), and each committee shall assess the adequacy of such charter annually and recommend any changes to the Board of Directors. Each committee shall keep regular minutes of its meetings and report the same to the Board of Directors when required.

Section 16. Quorum and Voting. At any meeting of a committee, a majority of the members of the committee shall constitute a quorum for the transaction of business, and the act of a majority of the members present at any meeting at which a quorum is present shall be the act of a committee.

GENERAL

Section 17. Written Consent. Any action required or permitted to be taken at any meeting of the Board of Directors, or of any committee thereof, may be taken without a meeting if all members of the Board of Directors or committee, as the case may be, consent thereto in writing or by electronic transmission, and the writing or writings or electronic transmissions are filed with the minutes of proceedings of the Board of Directors or committee.

Section 18. Presence at Meetings by Means of Communications Equipment. Members of the Board of Directors or any committee thereof may participate in and act at any meeting of the Board of Directors or committee through the use of a conference telephone or other communications equipment by means of which all persons participating in the meeting can hear each other, and participation in the meeting pursuant to this Article III, Section 18 shall constitute attendance and presence in person at the meeting of the person or persons so participating.

ARTICLE IV
NOTICE

    Section 1. Notice. Whenever a notice is required to be given to any director or stockholder by any provision of law, these Bylaws, or the Certificate of Incorporation, the requirement shall not be construed to mean personal notice, but such notice may be given in writing, in person, or by mail, addressed to such director or stockholder at his or her address as it appears on the records of the corporation, with postage paid thereon, and such notice shall be deemed to be given at the time when it shall be deposited in the United States mail. Notice to stockholders and directors may also be given in any manner permitted by these Bylaws and shall be deemed to be given at the time when first transmitted by the method of communication so permitted.

Section 2. Waiver of Notice. Whenever a notice is required to be given by any provision of law, these Bylaws, or the Certificate of Incorporation, a written waiver, signed by the person entitled to notice, whether before or after the time stated therein, shall be deemed equivalent to such notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the sole and express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened.

Section 3. Authorized Notices. Unless otherwise specified in these Bylaws, the Secretary or such other person(s) as the Chairman of the Board designates shall be authorized to give notices for the corporation.

ARTICLE V
OFFICERS

Section 1. Positions. The officers of the corporation may consist of a Chairman of the Board, a Chief Executive Officer, a President, one or more Vice Presidents (who may be designated as Corporate Vice Presidents, Senior Vice Presidents, Executive Vice Presidents, or Group Vice Presidents), a Secretary, and a Treasurer as appointed by the Board of Directors or Chief Executive Officer. The corporation may have such additional or assistant officers (sometimes referred to as “additional officers”) as the Board of Directors or Chief Executive Officer may deem necessary for its business from time to time. The Board of Directors shall also have the authority to designate officers as the Chief Financial Officer, Chief Operating Officer, Controller, or similar such titles. Any two (2) or more offices may be held by the same person.

Section 2. Appointment. The officers of the corporation may be appointed annually by the Board of Directors at the first meeting of the Board of Directors held after each annual meeting of stockholders or at any other time. At any time and from time to time the Board of Directors may delegate to any officer their power to appoint any other officer or agent.

Section 3. Chairman and Vice Chairman of the Board. The Chairman of the Board shall preside, when present, at all meetings of the Board of Directors. The Chairman shall advise and counsel the Chief Executive Officer and other officers of the corporation, and shall exercise such powers and perform such duties that shall be assigned to or required of him or her by the Board of Directors. The Chairman of the Board may be an executive officer of the corporation. The Vice Chairman of the Board, if any is elected or appointed, shall assume the duties and powers of the

Chairman of the Board in his or her absence and shall otherwise have such duties and powers as shall be designated from time to time by the Board of Directors.

Section 4. Chief Executive Officer. The Chief Executive Officer shall have general charge and supervision of the business of the corporation, shall see that all orders, actions, and resolutions of the Board of Directors are carried out, and shall have such other authority and shall perform such other duties as set forth in these Bylaws or, to the extent consistent with these Bylaws, such other authorities and duties prescribed by the Board of Directors. The Chief Executive Officer shall have the power to execute any and all instruments and documents on behalf of the corporation and to delegate to any other officer of the corporation the power to execute any and all such instruments and documents.

Section 5. Secretary and Assistant Secretary. The Secretary shall record all proceedings of the stockholders, of the Board of Directors, and of committees of the Board of Directors in a book or series of books to be kept therefor and shall file therein all writings of or related to action by stockholder or director consent. In the absence of the Secretary from any meeting, an Assistant Secretary, or if there be none or he or she is absent, a temporary secretary chosen at the meeting, shall record the proceedings thereof. Unless a transfer agent has been appointed, the Secretary shall keep or cause to be kept the stock and transfer records of the corporation, which shall contain the names and record addresses of all stockholders and the number of shares registered in the name of each stockholder. He or she shall have such other duties and powers as designated by the Board of Directors or the Chief Executive Officer. Any Assistant Secretaries shall have such duties and powers as designated by the Board of Directors, the Chief Executive Officer, or the Secretary.

Section 6. Treasurer and Assistant Treasurer. Except as otherwise voted by the Board of Directors, the Treasurer shall be the Chief Financial Officer of the corporation and shall be in charge of its funds and valuable papers, and shall have such other duties and powers as designated by the Board of Directors or Chief Executive Officer. Any Assistant Treasurers shall have such duties and powers as designated by the Board of Directors, Chief Executive Officer, or Treasurer.

Section 7. Authority and Duties of Other Officers. Subject to the Delaware General Corporation Law, the Certificate of Incorporation, and to the other provisions of these Bylaws, each officer shall have, in addition to the duties and powers set forth in this Article V, such duties and powers as are commonly incident to such office and such additional duties and powers as prescribed by the Board of Directors, the Chief Executive Officer, or by an officer authorized by the Board of Directors to prescribe the duties of such officer. Any designation of duties by the Chief Executive Officer or other officer shall be subject to the review by the Board of Directors but shall be in full force and effect in the absence of such review.

Section 8. Term of Office. Each officer shall hold office until a successor shall have been appointed and qualified or until his or her earlier death, resignation, or removal.

Section 9. Compensation and Contract Rights. The Board of Directors shall have the authority to (a) fix the compensation, whether in the form of salary, bonus, stock options, stock awards, or otherwise, of all officers and employees of the corporation, either specifically or by formula applicable to particular classes of officers or employees, and (b) authorize officers of the corporation to fix the compensation of subordinate employees; provided, however, that the Compensation Committee shall fix the compensation of the “Named Executive Officers” as defined by the Exchange Act. The appointment of an officer shall not of itself create contract rights.

Section 10. Resignation or Removal. Any officer of the corporation may resign at any time by giving written notice to the Board of Directors. Any such resignation shall be effective when the notice is given, unless the notice specifies a later date, and shall be without prejudice to the contract rights, if any, of the officer. The Board of Directors may, by majority vote, remove any officer, with or without cause. An officer duly appointed by the Chief Executive Officer or other officer may be removed by such appointing officer. The removal shall be without prejudice to the contract rights, if any, of the person so removed.

Section 11. Vacancies.  If any office becomes vacant by any reason, the Board of Directors may (a) appoint a successor or successors who shall hold office for the unexpired term or (b) leave such office vacant.

Section 12. Reservation of Authority. All other powers not expressly delegated or provided for herein, or in the Delaware General Corporation Law, to any officer are expressly reserved to the Board of Directors and may be delegated by it to any officer by resolution adopted from time to time by the Board of Directors.

ARTICLE VI
INDEMNIFICATION

Section 1. Damaged and Expenses. To the full extent permitted by law, the corporation shall indemnify and pay the expenses of any party who is or was made, or threatened to be made, a party to any action or proceeding (whether civil, criminal, administrative, or investigative) by reason of the fact that he or she is or was a director, officer, or employee of the corporation or served any other corporation, trust, or enterprise in any capacity at the request of the corporation.

Section 2. Prepaid Expenses. Expenses incurred in defending a civil or criminal action, suit, or proceeding may be paid by the corporation in advance of the final disposition of such action, suit, or proceeding, as authorized by the Board of Directors.

Section 3. Insurance. The corporation may purchase and maintain insurance on its own behalf and on behalf of any person who is or was a director, officer, employee, or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, against any liability asserted against him or her and incurred by him or her in any such capacity or arising out of his or her status as such, whether or not the corporation would have the power to indemnify such person against such liability under this Article VI.

Section 4. Merger or Consolidation. For purposes of this Article VI, references to “the corporation” shall include, in addition to the resulting or surviving corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, employees, or agents, so that any person who is or was a director, officer, employee, or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, shall stand in the same position under this Article VI with respect to the resulting or surviving corporation as he or she would have with respect to such constituent corporation if its separate existence had continued.

ARTICLE VII
CERTIFICATES OF STOCK

Section 1. Right to Certificate. Every holder of stock in the corporation shall be entitled to have a certificate, signed by, or in the name of the corporation by, the Chairman of the Board or the Chief Executive Officer, and by the Secretary or an Assistant Secretary of the corporation, certifying the number of shares owned by such stockholder. If the corporation is authorized to issue more than one class of stock or more than one series of any class, the powers, designations, and preferences and relative, participating, option, or other special rights of each class of stock or series thereof, and the qualifications, limitations, or restrictions of such preferences or rights shall be set forth in full or summarized on the face or back of the certificate that the corporation shall issue to represent such class or series of stock; provided, however, that except as otherwise provided in Section 202 of the Delaware General Corporation Law, in lieu of the foregoing requirements, there may be set forth on the face or back of the certificate that the corporation will issue to represent such class or series of stock a statement that the corporation will furnish without charge to each stockholder who so requests the powers, designations, preferences, and relative, participating, optional, or other special rights of each class of stock or series thereof and the qualifications, limitations, or restrictions of such preferences or rights.

Section 2. Electronic or facsimile signatures. Any or all of the signatures on the certificate may be electronic or facsimile. In case any officer, transfer agent, or registrar who has signed or whose electronic or facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent, or registrar before such certificate is issued, it may be issued by the corporation with the same effect as if he or she were such officer, transfer agent, or registrar at the date of issue.

Section 3. New Certificates. The Board of Directors may direct a new certificate or certificates to be issued in place of any certificate or certificates previously issued by the corporation alleged to have been lost, stolen, or destroyed upon the making of an affidavit of that fact by the person claiming the certificate of stock to be lost, stolen, or destroyed. When authorizing such issue of a new certificate or certificates, the Board of Directors may, in its discretion and as a condition precedent to the issuance thereof, require the owner of such lost, stolen, or destroyed certificate or certificates, or his or her legal representative, to indemnify the corporation or to give the corporation a bond sufficient to indemnify the corporation against any claim that may be made against the corporation on account of the loss, theft, or destruction of any such certificate or the issuance of such new certificate.

Section 4. Transfers. Upon surrender to the corporation or the transfer agent of the corporation of a certificate for shares duly endorsed or accompanied by proper evidence of succession, assignation, or authority to transfer, it shall be the duty of the corporation, subject to any proper restrictions on transfer, to issue a new certificate to the person entitled thereto, cancel the old certificate, and record the transaction upon its books.

    Section 5. Registered Stockholders. The corporation shall be entitled to recognize the exclusive right of a person registered on its books as the owner of shares to receive dividends and to vote as such owner, and shall not be bound to recognize any equitable or other claim to or interest in such share(s) on the part of any other person, whether or not provided by the Delaware General Corporation Law.

ARTICLE VIII
GENERAL PROVISIONS

Section 1. Dividends. Dividends upon the capital stock of the corporation, if any, may be declared by the Board of Directors pursuant to law. Dividends may be paid in cash, in property, or in shares of capital stock or other securities.

Section 2. Reserves. Before payment of any dividend, there may be set aside out of any funds of the corporation available for dividends such sum(s) as the Board of Directors from time to time, in their absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining property of the corporation, or for such other purpose as the Board of Directors shall think conducive to the interest of the corporation, and the Board of Directors may modify or abolish any such reserve in the manner in which it was created.

Section 3. Checks. All checks or demands for money and promissory notes of the corporation shall be signed by such officer(s) or such other person(s) as the Board of Directors may prescribe from time to time.

Section 5. Fiscal Year. The fiscal year of the corporation shall be determined by the Board of Directors.

Section 6. Corporate Seal. The Board of Directors may provide a corporate seal, which shall be in the form of a circle and shall have inscribed thereon the name of the corporation, the year of its organization, and the words “Delaware.” The seal may be used by causing it or a facsimile thereof to be impressed, affixed, reproduced, or otherwise.

Section 7. Certificate of Incorporation. These Bylaws are subject to the terms of the Certificate of Incorporation.

Section 8.    Forum for Adjudication of Disputes.

(a)Unless the corporation consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the State of Delaware) shall, to the fullest extent permitted by law, be the sole and exclusive forum for:
(i)any derivative action or proceeding brought on behalf of the corporation;
(ii)any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or stockholder of the corporation to the corporation or the corporation's stockholders;
(iii)any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or these by-laws (as either may be amended or restated) or as to which the Delaware General

Corporation Law confers jurisdiction on the Court of Chancery of the State of Delaware; or
(iv)any action asserting a claim governed by the internal affairs doctrine.
If any action the subject matter of which is within the scope of this Article VIII, Section 8 is filed in a court other than a court located within the State of Delaware (a “Foreign Action”) in the name of any stockholder, such stockholder shall be deemed to have consented to: (i) the personal jurisdiction of the state and federal courts located within the State of Delaware in connection with any action brought in any such court to enforce this Article VIII, Section 8 (an “Enforcement Action”); and (ii) having service of process made upon such stockholder in any such Enforcement Action by service upon such stockholder’s counsel in the Foreign Action as agent for such stockholder. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VIII, Section 8(a).

(b)Unless the corporation consents in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act of 1933, as amended. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the corporation shall be deemed to have notice of and consented to the provisions of this Article VIII, Section 8(b).

ARTICLE IX
AMENDMENTS

These Bylaws may be amended, altered, or repealed or new bylaws adopted only in accordance with the Certificate of Incorporation and any other requirements specified in these Bylaws.